Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of November 10, 2010, by and between Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”) and Eses Holdings (FZE), a limited liability free zone establishment formed in accordance with the laws of Sharjah, United Arab Emirates (the “Purchaser”) and together with the Company, collectively, the “Parties”, and each, individually, a “Party”).  All capitalized terms used herein but not defined shall have the respective meanings assigned to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Company and the Investor, the Company has agreed to sell and issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, a total of up to Forty Million (40,000,000) shares (the “Shares”) of the Company’s common stock, par value US$0.0001 per share (“Common Stock”), pursuant to the terms and conditions of the Purchase Agreement and for the consideration specified therein;

WHEREAS, it is a condition precedent to the Initial Closing and subsequent Closings under the Purchase Agreement that the Company and the Purchaser have entered into this Agreement; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Parties desire to enter into this Agreement in order to grant “piggyback” registration rights as set forth below.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  For purposes of this Agreement:

a.           “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, (i) any general partner, officer, director of manager of such Person, (ii) any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, (iii) any entity, over fifty percent (50%) of the voting securities of which are directly or indirectly owned by such Person, and (iv) an entity that directly or indirectly owns over fifty percent (50%) of the voting securities of such Person.

b.           “Damages” means any loss, damage, or liability (joint or several) to which a Person may become subject under the Securities Act, the Exchange Act, or other law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon any claim, action or proceeding brought by a third party (other than a person entitled to indemnity pursuant to Section 2.6) against (i) in the case of a claim under Section 2.6(a), a person entitled to indemnity pursuant to Section 2.6(a), and (ii) in the case of a claim under Section 2.6(b), the Company or any related person described in Section 2.6(b), arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company hereunder, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, in each case relating to the offer and sale of the Registrable Securities pursuant to any registration hereunder.

1.3.         “Equivalent Stock” means any securities having substantially equivalent rights and ranking with the Common Stock.

1.4.         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5.         “Excluded Registration” means (i) a registration statement on Form S-8 or any successor form; (ii) a registration statement relating to an SEC Rule 145 transaction; (iii) a registration statement on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6.         “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.7.         “Registrable Securities” means (i) the Shares; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, (a) the Shares or (b) any shares described in this clause (ii).

1.8.         “SEC” means the United States Securities and Exchange Commission.

1.9.         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.10.       “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.11.       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.12.       “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Purchaser.

(b)           Registration Rights.  The Company covenants and agrees as follows:

2.1.           Piggyback Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Purchaser) any of its Common Stock or Equivalent Stock under the Securities Act in connection with the public offering of such securities (other than in an Excluded Registration), the Company shall, at such time, promptly give the Purchaser notice of such registration.  Upon the request of the Purchaser given within fifteen (15) days after such notice is given by the Company, the Company shall, subject to the provisions of this Agreement, cause to be registered all of the Registrable Securities that the Purchaser requests to be included in such registration, subject to the provisions below.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 before the effective date of such registration, whether or not the Purchaser has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

2.2.           Priority in Piggyback Registration; Maintenance of Priority.

i.            If a registration pursuant to Section 2.1 is a registration on behalf of the Company with an underwriter or placement agent, and the managing underwriter or underwriters, or managing placement agent or agents, advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, or that marketing factors require a limitation of the number of shares to be offered and sold, which determination may in either case take into account the price at which such securities can be sold, then Registrable Securities may be excluded in whole or in part from such offering in accordance with the following provisions:  the Company will include in such offering and registration (i) first, the securities the Company proposes to sell, (ii) second, provided that no securities proposed to be sold by the Company have been excluded from such registration, such number of the Registrable Securities requested to be included therein by the Purchaser as the underwriter(s) or placement agent(s) determine may be included based on the determination described above, and (iii) third, provided that no securities sought to be included by the Purchaser have been excluded from such registration, such number of securities of other Persons entitled to exercise “piggyback” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons) as the underwriter(s) or placement agent(s) determine may be included.  If a registration is a registration on behalf of the Company and will be underwritten or effected with one or more placement agents but the underwriters or placement agents are not named in the initial registration, the Company may notify Purchaser that in the Company’s good faith opinion the underwriter(s) or placement agent(s) will limit the number of Registrable Securities that may be included in the registration based on the factors described above, and the Company may exclude such securities from the registration statement as initially filed and pre-effective amendments.  If underwriters or placement agents are then utilized in connection with such registration, the Company shall ask such underwriter(s) or placement agent(s) to make the determination described above; if the Company is so advised as set forth above, then the Registrable Securities shall not be include in the registration, but if the underwriter(s) or placement agent(s) does not so advise the Company, then before the effective date of the registration the Company shall include in such registration the number of Registrable Securities that the underwriter(s) or placement agent(s) have advised the Company may be included in such registration based on the factors described above.

ii.           If a registration pursuant to Section 2.1 is an underwritten (for purposes of this paragraph, “underwritten” shall also include an offering in which a placement agent participates in the registration in connection with the offer and sale of the shares) secondary sale and registration on behalf of holders of the Company’s securities (other than the Purchaser), and the managing underwriter or underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, or that marketing factors require a limitation of the number of shares to be offered and sold, which determination may in either case take into account the price at which such securities can be sold, the Company will include in such offering and registration (i) first, the securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the purchaser entered into prior to the date hereof is the basis for the registration, (ii) second, provided that no securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Company is the basis for such registration have been excluded from such registration, such number of the Registrable Securities requested to be included therein by the Purchaser pursuant to this Agreement as the underwriter(s) determine may be included, (iii) third, provided that no securities sought to be included by the Purchaser have been excluded from such registration, securities of other Persons entitled to exercise “piggyback” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought be registered by such Persons) and (iv) fourth, provided that no securities sought to be included by other Persons entitled to exercise “piggyback” registration rights pursuant to such contractual commitments have been excluded from such registration, any securities which the Company proposes to register.

iii.           In any offering pursuant to Section 2.2(i) or (ii) above that involves an underwriter or placement agent, the right of Purchaser’s Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon Purchaser’s participation in such underwriting or transaction with the placement agent(s) and the inclusion of Purchaser’s Registrable Securities in the offering to the extent provided herein.  Purchaser shall enter into an underwriting agreement or placement agent agreement in customary form with the managing underwriter or underwriters, or placement agent or agents, selected by the Company for such offering and shall furnish such information and documents as the Company or such underwriter(s) or agent(s) may reasonably request.

iv.           Notwithstanding the registration obligations set forth in this Section 2, in the event the SEC informs the Company that all of the Registrable Securities requested to be included in the registration cannot, as a result of the application of Rule 415, be registered for resale on such registration statement, the Company agrees to promptly inform Purchaser and use its commercially reasonable efforts to file amendments to the registration statement as required by the SEC covering the maximum number of Registrable Securities that are permitted to be registered by the SEC (in light of the other securities that are included in such registration), and the limitation on the number of Registrable Securities included in a registration as a result of the application of Rule 415 shall not be deemed to be a breach of any provision of this Agreement.

v.           Notwithstanding any other provision of this Agreement, Purchaser acknowledges and agrees that the Company has issued a convertible promissory note dated December 29, 2009, to The G-Max Trust (the “G-Max Note”), and that the Company entered into a Securities Purchase Agreement dated as of January 11, 2010 (the “SPA” and collectively with the G-Max Note, the “Prior Agreements”), and other related agreements, relating to the offer and sale of the Company’s 10% Senior Secured Convertible Notes, that the Prior Agreements include provisions entitling the parties to have shares of Common Stock issued or issuable pursuant to such Prior Agreements included in certain registration statements filed by the Company, and that to the extent such provisions are applicable to a registration, the provisions of this Agreement regarding priority and inclusion of shares in any such registration are subject to the provisions of the Prior Agreement and it shall not be a breach of this Agreement for the Company to comply with the provisions of the Prior Agreements, to the extent applicable to any such registration.

2.3.           Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

i.            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of no less than one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Purchaser refrains, at the request of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

ii.           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement.  Notwithstanding the foregoing, in the case of a registration statement registering the offer and sale of Registrable Securities from time to time, if the Company notifies Purchaser that, in the good faith judgment of the Company, it would be detrimental to the Company or its shareholders for sales to be made from such registration statement at such time, or that there exists a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in such registration statement, which disclosure would, in the good faith judgment of the Company, be premature or otherwise inadvisable at such time, or that it is advisable to suspend use of the prospectus for a discrete period of time due to material undisclosed pending corporate developments or pending public filings with the SEC (which need not be described in detail), then delivery of such notice, Purchaser shall not sell any Registrable Securities pursuant to such registration statement.  Purchaser may resume sales of Registrable Securities pursuant to such registration statement upon the Purchaser's receipt of copies of the supplemented or amended prospectus, or at such time as the Purchaser is advised by the Company that the prospectus may be used, and at such time as the Purchaser has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus and which are required to be delivered as part of the prospectus.  In any event, the Purchaser may resume sales no later than 60 days after the Company has delivered a notice of suspension as described above (or, in the case of the end of the Company’s fiscal year, 90 days after the end of the fiscal year or such earlier time as the Company’s annual report on Form 10-K is filed with the SEC);

iii.          furnish to the Purchaser such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate its disposition of its Registrable Securities;

iv.          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Purchaser; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

v.           in the event of any underwritten public offering under Section 2.1, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

vi.          use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on the securities exchange or trading system on which similar securities issued by the Company are then listed;

vii.         provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

viii.        at least 48 hours prior to the filing of any registration statement or prospectus with respect to such Registrable Securities (or such shorter time as is reasonably necessary in the circumstances, but in no event less than 24 hours), or any amendment or supplement thereto, furnish a copy thereof to the Purchaser and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel to the Purchaser shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws;

ix.           promptly make available for inspection by the Purchaser, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Purchaser, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, and employees, and cause the Company’s independent accountants, to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

x.            notify the Purchaser, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

xi.           after such registration statement becomes effective, notify the Purchaser of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.4.           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Purchaser’s Registrable Securities.

2.5.           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, and up to $15,000 of the reasonable fees and disbursements of one counsel to the Purchaser, shall be borne and paid by the Company.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Purchaser.

2.6.           Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

i.           To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, and the partners, members, officers, directors, Affiliates, and stockholders of the Purchaser; legal counsel and accountants for the Purchaser; any underwriter (as defined in the Securities Act) for the Purchaser; and each Person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Purchaser, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the indemnified Person expressly for use in connection with such registration.

ii.           To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser expressly for use in connection with such registration; and the Purchaser will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser; and provided further that in no event shall any indemnity under this Section 2.6(b) exceed the proceeds from the offering received by the Purchaser (net of any Selling Expenses paid by the Purchaser), except in the case of fraud or willful misconduct by the Purchaser.

iii.          Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, give the indemnifying party notice of the commencement thereof, but any failure or delay in giving such notice shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by such failure or delay.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Purchaser; provided, however, that the indemnified parties as a group shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party(ies) by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party(ies) and any other party represented by such counsel in such action.

iv.          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Purchaser pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Purchaser’s liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by the Purchaser pursuant to Section 2.6(b), exceed the proceeds from the offering received by the Purchaser (net of any Selling Expenses paid by the Purchaser), except in the case of willful misconduct or fraud by the Purchaser.

v.           The obligations of the Company and the Purchaser under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.6, and otherwise shall survive the termination of this Agreement.

2.7.           Reports Under Exchange Act.  With a view to making available to the Purchaser the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

i.            use its commercially reasonable best efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144 (For purposes of clarification, it shall not be deemed to be a breach of this paragraph (a) or paragraph (b) below if the Company has filed a Form 12b-25 (or any successor form) with the SEC and then files the applicable report within the period of time specified in Rule 12b-25);

ii.           use its commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

iii.          furnish to the Purchaser, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 under the Securities Act, and of the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company (to the extent not available on the SEC’s web site); and (iii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

2.8.           “Market Standoff” Agreement.  Purchaser shall not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a registration by the Company for its own behalf of shares of its common stock or any other equity securities under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.8 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Purchaser only if all officers, directors, and stockholders individually owning more than five percent (5%) of the Company’s outstanding shares of Common Stock (after giving effect to conversion into Common Stock of all outstanding convertible securities) are subject to the same restrictions.  The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.8 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.8 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to Purchaser.

2.9.           Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of any of the Shares, provided:  (i) the Company is, either before or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing with the Company to be bound by and subject to the terms and conditions of this Agreement as if such transferee or assignee was a “Purchaser” hereunder.

3.           Miscellaneous.

3.1.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

3.2.           Successor Indemnification.  Without limiting the generality of Section 3.1 hereof, if the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of the Persons indemnified by the Company pursuant to Section 2.6 hereof.

3.3.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, United States of America.

3.4.           Dispute Resolution.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled under the rules of the American Arbitration Association (“AAA Rules”) in New York by a single arbitrator appointed in accordance with the AAA Rules.  Judgment on the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof.  The determination of the arbitral tribunal shall be final and binding on the parties.

3.5.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.6.           Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections shall, unless otherwise provided, refer to sections hereof.

3.7.           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described.  Specifically, (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or email of a PDF document (with confirmation of transmission), then such notice shall be deemed given (x) if sent during normal business hours of the recipient, on the date such facsimile or email was sent, and (y) if sent after normal business hours of the recipient, on the next business day after the date such facsimile or email was sent, (iii) if given by internationally recognized air courier, then such notice shall be deemed given upon the confirmed receipt of such notice by the recipient.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

Adamis Pharmaceuticals Corporation
2658 Del Mar Heights Road, #555
Del Mar, CA  92014

Email:  adcarlo@aol.com

Attn:  President

With a copy (with shall not constitute notice) to:

C. Kevin Kelso
Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor
Sacramento, CA  95814

Fax: +1 (916) 446-1611

Email:  kkelso@weintraub.com

If to Purchaser:

Eses Holdings (FZE)
P.O. Box 9366
Sharjah, United Arab Emirates

Email:  shayan@rahman.net

With copies to (with shall not constitute notice) to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
The Gate Village Building 1, Level 1, Unit 105
Dubai International Financial Centre
P.O. Box 9498
Dubai, United Arab Emirates

Attn:  Peter Stewart

Fax:  +971 4 325 9143

Email:  pstewart@curtis.com

and

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue, 35th Floor
New York, NY  10178-0061

Attn:  Peter Stewart

Fax:  +1 (212) 697-1559

Email:  pstewart@curtis.com

3.8.           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

3.9.           Severability.  If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.10.           Entire Agreement.  This Agreement, together with the Purchase Agreement and any exhibits or schedules thereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties with respect to the subject matter hereof.

3.11.           Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall terminate and the Company shall have the right to terminate or withdraw any then effective registration statement relating to Registrable Securities, at any time that the Purchaser (or any transferee or assignee of Registrable Securities) is able to sell all of the Registrable Securities without restriction under SEC Rule 144.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Title:	President and CEO

ESES HOLDINGS (FZE)

By:	/s/ Ahmed Shaman Fazlur Rahman
Name:	Ahmed Shaman Fazlur Rahman
Title:	Owner and Manager